Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wright Medical Group N.V.:

We consent to the incorporation by reference in the registration statements (Nos. 333-222057 and 333-211115) on Form S-3 and the registration statements (Nos. 333-212381, 333-207230, 333-207231, 333-182452, 333-172553, 333-219112, and 333-232494) on Form S-8 of Wright Medical Group N.V. and subsidiaries of our reports dated February 24, 2020, with respect to the consolidated balance sheets of Wright Medical Group N.V. as of December 29, 2019 and December 30, 2018, and the related consolidated statements of operations, comprehensive loss, cash flows, and changes in shareholders’ equity for the years ended December 29, 2019, December 30, 2018, and December 31, 2017, and the related notes and financial statement schedule, and the effectiveness of internal control over financial reporting as of December 29, 2019, which reports appear in the December 29, 2019 annual report on Form 10‑K of Wright Medical Group N.V.

/s/ KPMG LLP

Memphis, Tennessee
February 24, 2020